Exhibit 4.3

OPTINOSE, INC.

SECOND AMENDED AND RESTATED

SHAREHOLDERS’ AGREEMENT

Dated as of March 24, 2017

i

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (the “Agreement”), dated as of March 24, 2017, by and among the following parties (each, a “Party” and collectively, the “Parties”):

(1)                                 OPTINOSE, INC., a Delaware corporation (the “Company”);

(2)                                 AVISTA CAPITAL PARTNERS II, LP, a Delaware limited partnership, AVISTA CAPITAL PARTNERS (OFFSHORE) II, LP, a Bermuda limited partnership and AVISTA CAPITAL PARTNERS (OFFSHORE) II-A, LP, a Bermuda limited partnership (hereinafter collectively, the “Avista Investors”);

(3)                                 Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, Fidelity Growth Company Commingled Pool, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, Fidelity OTC Commingled Pool, and Fidelity Securities Fund:  Fidelity OTC Portfolio (hereinafter collectively, the “Fidelity Investors”);

(4)                                 Each of the investors listed on Exhibit A hereto, as such schedule may be updated from time to time pursuant to the provisions hereof (hereinafter collectively, the “Other Investors” and together with the Avista Investors and Fidelity Investors, the “Investors”);

(5)                                 Each of the existing shareholders of the Company listed on Exhibit B hereto, as such schedule may be updated from time to time pursuant to the provisions hereof (the “Existing Shareholders”); and

(6)                                 The employees or consultants of the Company or its Subsidiary listed on Exhibit C hereto, as such schedule may be updated from time to time pursuant to the provisions hereof (each, a “Management Shareholder” and, collectively, the “Management Shareholders”).

The Investors, the Existing Shareholders, the Management Shareholders and the parties who from time to time execute and deliver a Joinder Agreement, are hereinafter referred to each as a “Shareholder” and, collectively, as the “Shareholders”.

The current shareholdings as of the date of this Agreement are set forth on Exhibit D hereto.

RECITALS

(A)                               WHEREAS, the Company and certain of the Shareholders entered into that certain Shareholders’ Agreement, dated June 7, 2010, as amended by that certain Amendment No. 1 to the Shareholders’ Agreement, dated November 18, 2012;

(B)                               WHEREAS, the Company and certain of the Shareholders (the “Prior Holders”) entered into that certain Amended and Restated Shareholders’ Agreement, dated July 22, 2014, by and among the Company and such Prior Holders (the “Prior Agreement”);

(C)                               WHEREAS, the Company and the Investors are entering into a Series D Subscription Agreement, dated the date hereof and as amended from time to time (the “Subscription Agreement”) pursuant to which the Company shall issue to the Investors Series D Shares (as defined herein);

(D)                               WHEREAS, on September 30, 2015 the Company entered into that certain $30,000,000 Senior Secured Convertible Note Purchase Agreement by and among the Company, the Guarantors (as defined therein), the Purchasers (as defined therein) and the Purchaser Representative (as defined therein) (the “Note Purchase Agreement”);

(E)                                WHEREAS, pursuant to the terms of that certain Note Conversion Agreement (the “Note Conversion Agreement”), dated as of the date hereof, by and among the Note Parties and the Majority Purchasers (each as defined in the Note Conversion Agreement), and simultaneously with the Initial Closing of the Subscription Agreement, the Notes (as defined in the Note Purchase Agreement) shall be converted into Series C-2 Shares (as defined herein);

(F)                                 WHEREAS, the initial closing and the subsequent closing(s) of the transactions contemplated by the Subscription Agreement are subject to certain conditions, including the conditions that the Company and the Shareholders shall enter into this Agreement, amending and restating the Prior Agreement in its entirety; and

(G)                               WHEREAS, the Company and certain of the Prior Holders, holding a sufficient number of Shares to amend the Prior Agreement pursuant to its terms desire to amend and restate, in its entirety, the Prior Agreement, and enter into this Agreement for the purpose of setting forth certain rights and obligations of the Shareholders.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the Parties hereby amend and restate the Prior Agreement and further agree as follows:

DEFINITIONS AND REFERENCES

For purposes of this Agreement:

“Affiliate”

means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, including without limitation any general partner, officer, director or manager of such Person, and any venture capital or private equity fund now or hereafter existing which is controlled by one or more general partners or managing members of, or is managed by the same management company or a management company that, directly or indirectly, is under common control with such management company as, such Person, including having a common general partner, officer, director or manager with such management company, where “control” means power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise;

“Annual Financial Statements”	shall have the meaning set forth in Section 5.1(d);

“Avista Investors”	shall have the meaning set forth in the Preamble;

“Beneficial Owner”	shall have the meaning set forth in Section 4.11(a)(1);

“Board”	the board of directors of the Company from time to time;

“Business Day”	a day other than a Saturday or Sunday on which banks are open for business in New York, NY;

“Bylaws”	means the Bylaws of the Company as in effect from time to time;

“Call Notice Date”	shall have the meaning set forth in Section 3.5(b);

“Call Period”

means, with respect to the application of the provisions of Section 3.5 to a Terminated Management Shareholder:

(i) with respect to Incentive Securities, the period from such Termination Date to the later of (A) the date that is 210 days after the date of purchase of such Incentive Securities in connection with the exercise of Incentive Securities (the “Exercise Date”), and (B) the date that is 180 days after the Termination Date;

(ii) with respect to Incentive Securities that are exercised after the Termination Date, the period from the Exercise Date of such Incentive Securities to the date that is 210 days after the Exercise Date; or

(iii) with respect to Purchased Securities, the period that is 90 days after the Termination Date;

“Call Right”	shall have the meaning set forth in Section 3.5(a);

“Cause”

means, with respect to any Management Shareholder, “Cause” as defined in the employment agreement, if any, by and between the Company or any of its Subsidiaries and such Management Shareholder or, if not so defined:

(i) the Management Shareholder’s breach of any fiduciary duty or legal or contractual obligation to the Company or any of its Affiliates, or to the Company’s direct or indirect equity holders;

(ii) the Management Shareholder’s failure to follow the reasonable instructions of the Board or such Management Shareholder’s direct supervisor, which breach, if curable, is not cured within 10 Business Days after notice to such Management Shareholder or, if cured, recurs within 180 days;

(iii) the Management Shareholder’s gross negligence, willful misconduct, fraud,

insubordination, acts of dishonesty or conflict of interest relating to the Company or any of its Affiliates; or

(iv) the Management Shareholder’s commission of any misdemeanor relating to the affairs of the Company or any of its Affiliates or any felony;

“Charter”	means the Third Amended and Restated Certificate of Incorporation of the Company as in effect from time to time;

“CEO Director”	shall have the meaning set forth in Section 4.1(b);

“Change of Control”

means (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, Company Securities representing in excess of fifty percent (50%) of the voting power of the Company are owned, directly or indirectly, through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than the Shareholders and their Permitted Transferees, or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries);

“Common Shares”	means shares of the Company’s common stock, par value $0.001 per share;

“Company”	shall have the meaning set forth in the Preamble;

“Company Competitor”

means (a) any Person that is reasonably determined by the Board to be a competitor of the Company or any of its Subsidiaries in any material respect and (b) any Affiliate of any such Person specified in clause (a), but excluding any person or entity that is an institutional financial investor.  For purposes hereof, without limiting the foregoing, any Person with, or whose Affiliate has, directly or indirectly, substantial operations in research, developing, manufacturing, marketing, sale or licensing pharmaceutical, medical device or specialty pharmaceutical products or products in the healthcare sector shall be deemed to be a Company Competitor unless otherwise determined by the Board;

“Company Securities”

means, without duplication, (i) the Common Shares, (ii) any preferred shares and (iii) any other securities convertible into or exchangeable or exercisable for, or options, warrants or other rights to acquire, Common Shares, preferred shares or any other equity or equity-linked security issued by the Company;

“Confidential Affiliates”	shall have the meaning set forth in Section 5.4(a);

“Confidential Information”	shall have the meaning set forth in Section 5.4(a);

“Cost”

means, (a) with respect to any Purchased Securities, the amount paid by such Management Shareholder on a per Share basis and (b) with respect to (i) any Incentive Securities issued on exercise of an option, the exercise price of that option, or (ii) with respect to any other Incentive Security, (A) if such Incentive Security was initially purchased from the Company by such Management Shareholder, the price paid by such Management Shareholder to purchase such Incentive Security, or (B) if such Incentive Security was granted to such Management Shareholder by the Company, the amount of any taxes paid by the Management Shareholder if such Management Shareholder made an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to have such Incentive Security taxed at the time such Management Shareholder received the Common Shares in connection with such grant or of any taxes paid by the Management Shareholder upon the vesting of such Incentive Security;

“Determination Time”	shall have the meaning set forth in Section 1.1(f);

“Director”	means any of the Founder Director, the CEO Director, the Series A Director, the Series B Director, the Series C Directors, and the Series C-1 Directors;

“Disability”

means, with respect to any Management Shareholder, “Disability” as defined in the employment agreement, if any, by and between the Company or any of its Subsidiaries and such Management Shareholder or, if not so defined, any physical or mental illness, injury or infirmity which prevents and/or is reasonably likely to prevent the Management Shareholder from performing the Management Shareholder’s essential job functions for a period of (i) 90 consecutive calendar days or (ii) an aggregate of 120 calendar days out of any consecutive 12 month period;

“Disqualification Event”	shall have the meaning set forth in Section 4.11(a)(1);

“DGCL”	shall mean the General Corporation Law of the State of Delaware, as amended;

“Drag-Along Notice”	shall have the meaning set forth in Section 3.2(f);

“Drag-Along Notice Period”	shall have the meaning set forth in Section 3.2(g);

“Drag-Along Right”	shall have the meaning set forth in Section 3.2(a);

“Drag-Along Sale”	shall have the meaning set forth in Section 3.2(a);

“Drag-Along Seller”	shall have the meaning set forth in Section 3.2(a);

“Entrepreneurs’ Fund”	means Entrepreneurs’ Fund General Partner Limited, a Jersey (Channel Islands) entity;

“Estate”

means and includes the executors or administrators of a deceased Shareholder, and any and all Persons who may claim any interest in his property under such deceased Shareholder’s will or by virtue of any laws of descent and distribution;

“Exchange Act”	means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Exchange Agreement”	shall have the meaning set forth in the Recitals;

“Exercise Date”	shall have the meaning set forth in the definition of “Call Period”;

“Existing Shareholders”	shall have the meaning set forth in the Preamble;

“Fair Market Value”

means with respect to the Purchased Securities and the Incentive Securities as of any date of determination, (i) in the event that the Common Shares are listed on an established U.S. exchange or through The NASDAQ Global Market or any established over-the-counter trading system, the average of the closing prices of the Common Shares on such exchange if listed or, if not so listed, the average bid and asked price of the Common Shares reported on The NASDAQ Global Market or any established over-the-counter trading system on which prices for the Common Shares are quoted, in each case, for a period of 20 trading days prior to such date of determination, or (ii) if the Common Shares are not publicly traded, a good faith determination by the Board through a reasonable application of a reasonable valuation method.  Such determination shall be conclusive and binding on all persons;

“Fidelity Investors”	shall have the meaning set forth in the Preamble;

“Final Offer Notice”	shall have the meaning set forth in Section 2.7;

“Final Offer Period”	shall have the meaning set forth in Section 2.7;

“Final Round Offerees”	shall have the meaning set forth in Section 2.7;

“First Offer Notice”	shall have the meaning set forth in Section 2.4;

“First Offer Period”	shall have the meaning set forth in Section 2.5;

“First Purchase Notice”	shall have the meaning set forth in Section 2.5;

“First Round Offerees”	shall have the meaning set forth in Section 2.5;

“FMV Calculation Date”

means, with respect to the application of the provisions of Section 3.5 to a Terminated Management Shareholder:

(i) with respect to Incentive Securities that were purchased from the Company on an Exercise Date more than six months before the Termination Date, the Termination Date with respect to such Management Shareholder; or

(ii) with respect to Incentive Securities that were purchased on an Exercise Date either less than six months before the Termination Date or after the Termination Date, the Call Notice Date with respect to such Termination Securities;

“Founder Director”	shall have the meaning set forth in Section 4.1(a);

“Founder”	means Ikos;

“Fund Associates”	shall have the meaning set forth in the definition of “Permitted Transferees”;

“Fund Affiliates”	shall have the meaning set forth in the definition of “Permitted Transferees”;

“Fund Partner”	shall have the meaning set forth in the definition of “Permitted Transferees”;

“GAAP”

means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time;

“Good Reason”

means, with respect to any Management Shareholder, “Good Reason” as defined in the employment agreement, if any, by and between the Company or any of its Subsidiaries and such Management Shareholder or, if not so defined, (i)

the failure of the Company to pay or cause to be paid grantee’s base salary or annual bonus, when due, (ii) such grantee is required to permanently relocate to a Company office, which will result in grantee’s commute being more than 40 additional miles from the commute from grantee’s home to the Company’s current office location, each as of the date hereof or (iii) a material decrease in the grantee’s base salary; provided, that such event shall constitute Good Reason only if the Company or its Subsidiary, as applicable, fails to cure such event within 30 days of receipt from Management Shareholder of written notice of the event which such Management Shareholder believes constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the thirtieth (30th) day following the later of its occurrence or such person’s knowledge thereof, unless such person has given the Company or its Subsidiary, as applicable, written notice thereof prior to such date;

“Governmental Authority”	means any federal, state, local or foreign governmental authority, department, commission, board, bureau, agency, court, instrumentality or judicial or regulatory body or entity;

“Ikos”	means IKOS Invest AS, a Norwegian private limited company with registration number 988 736 740, and IKOS Subsidiary AS, a Norwegian private limited company with registration number 918 529 136;

“Incentive Plan”	means the Company’s 2010 Equity Incentive Plan, as the same may be amended, modified or supplemented, and any other equity incentive plan adopted by the Board from time to time;

“Incentive Securities”

means Company Securities purchased or acquired by, or issued to, a Management Shareholder or its Permitted Transferees pursuant to the exercise of options (including any options for common shares) or other rights to acquire Common Shares, restricted stock or any other equity or equity-linked security issued by the Company, pursuant to the Incentive

Plan;

“Initial Closing”	shall have the meaning set forth in the Subscription Agreement;

“Initial Public Offering”

means a successfully completed firm commitment underwritten initial public offering of Common Shares pursuant to an effective registration statement under the Securities Act for the account of the Company;

“Investors”	shall have the meaning set forth in the Preamble;

“Joinder Agreement”	means the agreement substantially in the form of Exhibit E hereto;

“Liquidity Event”	shall have the meaning set forth in the Charter;

“Lock-Up Period”	shall have the meaning set forth in Section 1.1(d);

“Management Shareholder”	shall have the meaning set forth in the Preamble;

“Note Purchase Agreement”	shall have the meaning set forth in the Recitals;

“Offered Shares”	shall have the meaning set forth in Section 2.4;

“Other Investors”	shall have the meaning set forth in the Preamble;

“Other Shareholders”	shall have the meaning set forth in Section 3.2(a);

“Participating Seller”	shall have the meaning set forth in Section 3.1(b);

“Permitted Transferee”

means: (a) in respect of each of the Avista Investors, TKWD, Entrepreneurs’ Fund and Fidelity Investors, (i) any other Avista Investor (with respect to each Avista Investor), (ii) any other Fidelity Investors (with respect to each Fidelity Investor), (iii) any general or limited partner of such entity (a “Fund Partner”), and any corporation, partnership or other entity that is an Affiliate of any Fund Partner (collectively, “Fund Affiliates”), (iv) any managing director, general partner, director, limited partner, officer or employee of any such entity or any Fund Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (iv) (collectively, “Fund Associates”), (v) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the shareholders, members or general or limited partners of which, include only such entity, Fund Affiliates, Fund Associates, their spouses or their lineal descendants and (v) a voting trustee for such entity, one or more Fund Affiliates or Fund Associates; (b) in respect of each Shareholder (other than the Avista Investors, TKWD, Entrepreneurs’ Fund and Fidelity Investors) that is an entity, any such Shareholder’s Affiliates so long as they remain Affiliates of such Shareholder; and (c) in respect of each Shareholder who is a natural person, (i) such Shareholder’s Estate and heirs, (ii) such other Persons who may be so designated by the Board, (iii) any estate planning trust of a Shareholder provided that the grantor Shareholder is trustee of such trust, or (iv) such other personal estate or tax planning vehicle or device of which the grantor Shareholder is a controlling Person with respect to the voting and the disposition of the Company Securities held thereby;

“Person”	includes an individual and any association, business, company, concern, enterprise, firm, partnership, joint venture, trust, undertaking or other similar entity, including a Governmental Authority;

“Proposed Transferee”	shall have the meaning set forth in Section 3.2(a);

“Purchased Securities”

means any Company Securities purchased by a Management Shareholder from the Company pursuant to any subscription or stock purchase agreement, but excluding any Incentive Securities and any Common Shares purchased by a Management Shareholder after the Initial Public Offering in any open market transaction or otherwise from a Third Party;

“Relative Ownership Percentage”	means with respect to a Shareholder, a fraction (expressed as a percentage), (A) the numerator of which is the aggregate ownership of Common

Shares owned by such Shareholder immediately following the Determination Time and (B) the denominator of which is the aggregate ownership of Common Shares owned by such Shareholder immediately following the Initial Public Offering; provided that with respect to each Management Shareholder, the number of Common Shares to be included in said numerator and denominator shall include any Common Shares that may be acquired by such Management Shareholder by exercising any vested options held by such Management Shareholder;

“Second Offer Notice”	shall have the meaning set forth in Section 2.6;

“Second Offer Period”	shall have the meaning set forth in Section 2.6;

“Second Purchase Notice”	shall have the meaning set forth in Section 2.6;

“Second Round Offerees”	shall have the meaning set forth in Section 2.6;

“Securities Act”	means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Selling Series C/D Shareholder”	shall have the meaning set forth in Section 2.1;

“Selling Shareholder”	shall have the meaning set forth in Section 2.4;

“Series A Director”	shall have meaning in Section 4.1(c);

“Series B Director”	shall have meaning in Section 4.1(d);

“Series C Director”	shall have meaning in Section 4.1(e);

“Series C-1 Director”	shall have meaning in Section 4.1(f);

“Series C/D Offer Notice”	shall have meaning in Section 2.1;

“Series C/D Offer Period”	shall have meaning in Section 2.2;

“Series C/D Offered Shares”	shall have the meaning in Section 2.1;

“Series C/D Offerees”	shall have meaning in Section 2.2;

“Series C/D Purchase Notice”	shall have meaning in Section 2.2;

“Series A Shares”	means shares of the Company’s series A convertible preferred stock, par value $0.001 per share;

“Series B Shares”	means shares of the Company’s series B-1 convertible preferred stock, par value $0.001 per share, and series B-2 convertible preferred stock, par value $0.001 per share;

“Series C Shares”	means shares of the Company’s series C convertible preferred stock, par value $0.001 per share;

“Series C-1 Shares”	means shares of the Company’s series C-1 convertible preferred stock, par value $0.001 per share;

“Series C-2 Shares”	means shares of the Company’s series C-2 convertible preferred stock, par value $0.001 per share;

“Series D Shares”	means shares of the Company’s series D convertible preferred stock, par value $0.001 per share;

“Shares”

shares in the capital of the Company from time to time (of whatever class) and include any and all shares and shall include any such shares now owned or subsequently acquired by a Shareholder, however acquired, including, without limitation, share splits and share dividends;

“Shareholders”	shall have the meaning set forth in the Preamble;

“Subscription Agreement”	shall have the meaning set forth in the Recitals;

“Subsidiary”

means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person;

“Tag-Along Notice”	shall have the meaning set forth in Section 3.1(a);

“Tag-Along Notice Period”	shall have the meaning set forth in Section 3.1(b);

“Tag-Along Offer”	shall have the meaning set forth in Section 3.1(a);

“Tag-Along Offerees”	shall have the meaning set forth in Section 3.1(a);

“Tag-Along Response Notice”	shall have the meaning set forth in Section 3.1(b);

“Tag-Along Sale”	shall have the meaning set forth in Section 3.1(a);

“Tag-Along Seller”	shall have the meaning set forth in Section 3.1(a);

“Termination Date”	shall have the meaning set forth in Section 3.5(a);

“Termination Event”	shall have the meaning set forth in Section 3.5(a);

“Terminated Shareholder”	shall have the meaning set forth in Section 3.5(a);

“Termination Price”	shall have the meaning set forth in Section 3.5(d);

“Termination Securities”	shall have the meaning set forth in Section 3.5(a);

“Third Party”	means a prospective purchaser (other than a Permitted Transferee of the prospective selling Shareholder) of Company Securities in a bona fide arm’s length transaction;

“TKWD”	means TKWD Ventures LLC, a Delaware limited liability company with its principal address c/o WFD Ventures LLC, 1500 Broadway, 29th Floor, New York, NY 10036; and

“Transfer”

means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

Other Definitional and Interpretive Matters.  Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time.  When calculating the period before which, within which or after which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars.  Any reference in this Agreement to “$” means U.S. dollars.

Annexes/Exhibits/Schedules.  The Annexes, Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.  Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number.  Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings.  The provision of a Table of Contents, the division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.  All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

Herein.  The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

1.                                      GENERAL RESTRICTIONS ON TRANSFER; PERMITTED TRANSFEREES

1.1                               General Restrictions on Transfer.

(a)                                 Each Shareholder understands and agrees that the Company Securities held by it on the date hereof have not been registered under the Securities Act and are restricted securities under the Securities Act.  No Shareholder shall Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any restrictions on Transfer contained in this Agreement or any other provisions set forth in any other agreements or instruments pursuant to which such Company Securities were issued.  No Shareholder shall Transfer any Company Securities if such Transfer would cause any class of Company Securities to be required to become subject to registration under the Exchange Act.

(b)                                 Each Shareholder hereby agrees that such Shareholder shall not Transfer any of its Company Securities at any time other than pursuant to a Transfer in accordance with Section 1, Section 2 and Section 3.  Any Transfer of Company Securities, other than according to the terms of this Agreement, shall be void and transfer no right, title or interest in or to any of such Company Securities to the purported transferee. The parties hereto acknowledge that the transfer restrictions contained herein are reasonable and in the best interests of the Company.

(c)                                  Except in connection with a Drag-Along Sale or a transaction that would constitute a Liquidity Event, no Shareholder shall Transfer any Company Securities to a Company Competitor.

(d)                                 Until the third anniversary of the date of this Agreement (the “Lock-Up Period”), each Existing Shareholder hereby agrees that such Existing Shareholder shall not Transfer any of its Company Securities (other than any Series C Shares, Series C-1 Shares, Series C-2 Shares and Series D Shares, except Series C Shares, Series C-1 Shares, Series C-2 Shares and Series D Shares held by Management Shareholders) at any time other than Transfers (i) to the Investors or Permitted Transferees, (ii) as a Participating Seller in a Tag-Along Sale, (iii) in a Drag-Along Sale, (iv) a transaction that would constitute a Liquidity Event.  Following the Lock-Up Period, a Shareholder may not transfer its Company Securities, except in accordance and compliance with this Section 1, Section 2 and Section 3.

(e)                                  Notwithstanding anything to the contrary herein (including in Section 1.1(d) and Section 2), Management Shareholders may only Transfer their Company Securities (i) to Permitted Transferees, (ii) as a Participating Seller in a Tag-Along Sale, (iii) in Drag-Along Sale, (iv) in a transaction that would constitute a Liquidity Event or (v) as provided in Section 1.1(f).

(f)                                   Following the Initial Public Offering, subject to Section 1.1(a) and applicable laws (including applicable securities laws), each Management Shareholder may Transfer Common Shares, but only to the extent that such Transfer would not result in the Relative Ownership Percentage of the Common Shares of such Management Shareholder immediately following the effective time of such Transfer (the “Determination Time”) being less than the Relative Ownership Percentage of the Common Shares owned by the Avista Investors immediately following the Determination Time.

(g)                                  Each Existing Shareholder agrees that, during the period of ninety (90) days (or, in the case of an underwritten offering, such lesser period as the managing underwriters may permit, it being understood that the Company shall request for the benefit of the Existing Shareholders that such managing underwriter act in good faith in determining whether to permit a shorter period) following the effective date of a registration statement of the Company filed under the Securities Act in connection with an underwritten offering (and, in the case of the initial public offering of the Company’s securities, one hundred eighty (180) days), which periods may be extended upon the request of the managing underwriter, to the extent required by any rules of the Financial Industry Regulatory Authority, Inc. or any successor organization thereto, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of such lockup period (or, in the case of an underwritten offering, such lesser period as the managing underwriters may permit, it being understood that the Company shall request for the benefit of the Existing Shareholders that such managing underwriter act in good faith in determining whether to permit a shorter period), it shall not, if requested by such underwriter, sell or otherwise transfer or dispose of (other than to donees, Affiliates, partners or members who agree to be similarly bound) any Common Shares or any securities of the Company convertible into Common Shares held by it except Registrable Securities (as defined in that certain Second Amended and Restated Registration Rights Agreement dated as of March 24, 2017) included in such registration.  Each Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 1.1(g) or that are necessary to give further effect thereto.

1.2                               Permitted Transferees.  Subject to Section 1.1, Transfers of Company Securities by any Shareholder to a Permitted Transferee shall be permitted and shall not be subject to the transfer restrictions in Section 2 (Right of First Refusal) or Section 3.1 (Tag-Along Rights), to the extent applicable, so long as such Permitted Transferee signs the Joinder Agreement or similar agreement whereby such transferee shall be subject to the terms and conditions of this Shareholders Agreement.  Each Shareholder must give prior written notice to the Company of any proposed Transfer to such Permitted Transferee, including the identity of such Permitted Transferee and such other documentation reasonably requested by the Company to ensure compliance with the terms of this Agreement.

1.3                               Legend.  At all times prior to an Initial Public Offering, in addition to any other legend that may be required, each certificate for Company Securities issued to any Shareholder shall bear a legend in substantially the following form with such changes as the Company determines advisable or necessary to qualify for notice, registration and other exemptions under “blue sky” laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION

UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

2.                                      RIGHT OF FIRST REFUSAL

2.1                               Selling Series C/D Shareholder and Notice.  Subject to Section 1.1, if any holder of Series C Shares, Series C-1 Shares, Series C-2 Shares or Series D Shares desires to Transfer any of his Series C Shares, Series C-1 Shares, Series C-2 Shares or Series D Shares or any interest in such Shares to a Third Party, in any transaction other than pursuant to Section 1.2 or Section 3.2 of this Agreement, such holder (the “Selling Series C/D Shareholder”), shall first deliver written notice of his desire to sell such Series C Shares, Series C-1 Shares, Series C-2 Shares and/or such Series D Shares (the “Series C/D Offer Notice”), to the Company and each of the holders of Series C Shares, Series C-1 Shares, Series C-2 Shares or Series D Shares in the manner prescribed in Section 8.9 of this Agreement.  Each Series C/D Offer Notice must specify:  (i) the name and address of the Third Party to which the Selling Series C/D Shareholder proposes to sell or otherwise dispose of the Shares or an interest in the Shares, (ii) the number of Series C Shares, Series C-1 Shares, Series C-2 Shares or Series D Shares (the “Series C/D Offered Shares”) the Selling Shareholder proposes to sell or otherwise dispose of, (iii) the consideration per Share to be delivered to the Selling Series C/D Shareholder for the proposed Transfer, (iv) the proposed date of the Transfer, and (v) all agreements related to and other material terms and conditions of the proposed transaction.

2.2                               Series C/D Offer Period.  Each holder of Series C Shares, Series C-1 Shares, Series C-2 Shares and/or Series D Shares (the “Series C/D Offerees”) shall have the right, exercisable for a period of ten (10) Business Days from the date of delivery of the Series C/D Offer Notice (the “Series C/D Offer Period”) to purchase, pro rata based on the number of Series C Shares, Series C-1 Shares, Series C-2 Shares and Series D Shares then owned by such Series C/D Offerees of all of the outstanding Series C Shares,

Series C-1 Shares, Series C-2 Shares and Series D Shares, the Series C/D Offered Shares for the consideration per share and on the terms and conditions set forth in the applicable Series C/D Offer Notice, provided, that the Avista Investors and Fidelity Investors shall each have the pro rata right (based on their respective ownership on an as-converted basis of Shares) to purchase any Series C/D Offered Shares that an Other Investor would be entitled to purchase but elects not to purchase pursuant to this Section 2.2 (and the Avista Investors and Fidelity Investors shall each have an oversubscription right for any such shares not purchased by the other party).  Such right shall be exercised by delivery by such Series C/D Offerees of an irrevocable notice, prior to the expiration of the Series C/D Offer Period to the Company, with a copy to the Selling Series C/D Shareholder (the “Series C/D Purchase Notice”).  The failure of any Series C/D Offeree to deliver a Series C/D Purchase Notice by the end of the Series C/D Offer Period shall be deemed to be a waiver solely with respect to its right to participate in the purchase of the Series C/D Offered Shares then being sold pursuant to this Section 2.2 (and not with respect to any subsequent sales).

2.3                               Completion of First Refusal Sale of Series C/D Shares.

(a)                                 Subject to the requirement in Section 2.3(b) that all the Series C/D Offered Shares have been elected to be purchased, immediately after the final determination of the number of the Series C/D Offered Shares to be purchased by each of the holders of Series C Shares, Series C-1 Shares, Series C-2 Shares and Series D Shares pursuant to Section 2.1 through 2.2, the Company shall immediately notify all of such purchasing Shareholders of such determination.  The closing of the purchase of the Series C/D Offered Shares shall take place at the offices of the Company no later than thirty (30) days after the date of such notice by the Company (provided, that, if any such Transfer is subject to regulatory approval, such 30-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days following the expiration of the Series C/D Offer Period), or at such other time and place as the parties to the transaction may agree.  At such closing, the Selling Series C/D Shareholder shall deliver the certificate and other applicable instruments representing the Series C/D Offered Shares, and wire transfer instructions for payment of the consideration therefor, along with one or more assignment agreements transferring the Series C/D Offered Shares to the relevant purchasing Shareholders.  In connection with the Transfer of the Series C/D Offered Shares, the Selling Series C/D Shareholder shall only be required to represent and warrant that the Series C/D Offered Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and pursuant to applicable federal, state and foreign securities laws), that it is the record and beneficial owner of such Series C/D Offered Shares that it has all necessary power and authorization to consummate the Transfer, and that it has obtained or made all necessary consents, approvals, filings and notices from governmental authorities or third parties to consummate the Transfer.  The holders of Shareholders purchasing the Series C/D Offered Shares shall deliver at such closing by certified or official bank check or by wire transfer of immediately available funds, payment in full for such Series C/D Offered Shares.

(b)                                 If the Shareholders do not, in the aggregate, elect to purchase all of the Series C/D Offered Shares pursuant to Sections 2.1 through 2.2, then the applicable Selling Series C/D Shareholder shall be permitted, subject to the provisions of Section 3.1, for a period of (90) days from the date of the expiration of the Series C/D Offer Period (provided, in each case that, if such Transfer is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days following the expiration of the Series C/D Offer Period) to enter into definitive agreements to Transfer all of such Series C/D Offered Shares to the bona fide purchaser referred to in the Series C/D Offer Notice at a price not less than the said share price and on the same terms and conditions; provided, that the Selling Series C/D Shareholder shall not Transfer the Series C/D Offered Shares to the bona fide purchaser unless such bona fide purchaser contemporaneously with the sale signs the Joinder Agreement agreeing to be bound by the terms of this Agreement.  After the expiration of the said ninety (90) days (or such longer period referred to above), no sale shall be made without an offer being again made in respect of the Series C/D Offered Shares not previously disposed of pursuant to the foregoing provisions of Sections 2.1 through 2.3.

2.4                               Selling Shareholder and Notice.  Subject to Section 1.1, if any Shareholder desires to Transfer any of his Shares (other than any Series C Shares, Series C-1 Shares, Series C-2 Shares or Series D Shares, except Series C Shares, Series C-1 Shares, Series C-2 Shares or Series D Shares held by Management Shareholders), or any interest in such Shares to a Third Party, in any transaction other than pursuant to Section 1.2 or Section 3.2 of this Agreement, such Shareholder (the “Selling Shareholder”) shall first deliver written notice of his desire to do so (the “First Offer Notice”) to the Company and each of the holders of Series C Shares, Series C-1 Shares, Series C-2 Shares and Series D Shares in the manner prescribed in Section 8.9 of this Agreement.  The First Offer Notice must specify:  (i) the name and address of the Third Party to which the Selling Shareholder proposes to sell or otherwise dispose of the Shares or an interest in the Shares, (ii) the number of Shares the Selling Shareholder proposes to sell or otherwise dispose of (the “Offered Shares”), (iii) the consideration per Share to be delivered to the Selling Shareholder for the proposed Transfer, (iv) the proposed date of the Transfer, and (v) all agreements related to and other material terms and conditions of the proposed transaction.

2.5                               First Offer Period.  Each holder of Series C Shares, Series C-1 Shares, Series C-2 Shares and Series D Shares (the “First Round Offerees”) shall have the right, exercisable for a period of ten (10) Business Days from the date of delivery of the First Offer Notice (the “First Offer Period”), to purchase, pro rata based on the number of Series C Shares, Series C-1 Shares, Series C-2 Shares and Series D Shares then owned by such First Round Offeree of all of the outstanding Series C Shares, Series C-1 Shares,

Series C-2 Shares and Series D Shares the Offered Shares for the consideration per share and on the terms and conditions set forth in the First Offer Notice, provided, that the Avista Investors and Fidelity Investors shall each have the pro rata right (based on their respective ownership on an as-converted basis of Shares) to purchase any Offered Shares that an Other Investor would be entitled to purchase but elects not to purchase pursuant to this Section 2.5 (and the Avista Investors and Fidelity Investors shall each have an oversubscription right for any such shares not purchased by the other party).  Such right shall be exercised by delivery by such First Round Offeree of an irrevocable notice, prior to the expiration of the First Offer Period, to the Company, with a copy to the Selling Shareholder (the “First Purchase Notice”).  The failure of any First Round Offeree to deliver a First Purchase Notice by the end of the First Offer Period shall be deemed to be a waiver solely with respect to its right to participate in the purchase of the Offered Shares then being sold pursuant to this Section 2.5 (and not with respect to any subsequent sales).

2.6                               Second Offer Period.  In the event that not all of the Offered Shares have been elected to be purchased by the First Round Offerees pursuant to Section 2.5, the Company shall deliver written notice (the “Second Offer Notice”) of this to all holders of Series A Shares and Series B Shares (the “Second Round Offerees”) (such notice to be given in the manner prescribed in Section 8.9).  Each Second Round Offeree shall have the right, exercisable for a period of ten (10) Business Days from the date of delivery of the Second Offer Notice (the “Second Offer Period”), to purchase, pro rata based on the total number of Series A Shares and Series B Shares owned by such Second Round Offeree of the outstanding Series A Shares and Series B Shares owned by all of the Second Round Offerees, the balance of such Offered Shares on the terms and conditions set forth in the First Offer Notice.  Such right shall be exercised by delivery of an irrevocable notice, prior to the expiration of the Second Offer Period, to the Company, with a copy to the Selling Shareholder, specifying the number of Offered Shares that such Second Round Offeree wishes to purchase (the “Second Purchase Notice”).  The failure of any of the Second Round Offerees to deliver a Second Purchase Notice by the end of the Second Offer Period shall be deemed to be a waiver solely with respect to its right to participate in the purchase of the Offered Shares then being sold pursuant to this Section 2.6 (and not with respect to any subsequent sales).

2.7                               Final Offer Period.  In the event that all Offered Shares have not been elected to be purchased by the First Round Offerees or the Second Round Offerees pursuant to Section 2.5 and Section 2.6 respectively, the Company shall deliver written notice (the “Final Offer Notice”) of this to the First Round Offerees and Second Round Offerees that irrevocably elected to purchase their full pro rata portion of the Offered Shares pursuant to Section 2.5 and Section 2.6 (the “Final Round Offerees”) (such notice to be given in the manner prescribed in Section 8.9).  For a period of five (5) days after receipt of the Final Offer Notice (the “Final Offer Period”), each Final Round Offeree shall have the right, which right may be exercised by delivering written notice (a “Final Purchase Notice”) to the Company, with a copy to the Selling Shareholder, prior to the expiration of the Final Offer Period, to irrevocably elect to purchase all, but not less than all, of the remaining Offered Shares. If more than one Final Round Offeree timely delivers a Final Purchase Notice, then each such Final Round Offeree shall be entitled to purchase, pro rata based on the number of Shares owned by such Final Round Offeree of all such outstanding Shares (in each case on an as-converted basis) owned by the Final Round Offerees irrevocably electing to purchase the balance of the Offered Shares, on the terms and conditions set forth in the First Offer Notice.  The failure of any Final Round Offeree to irrevocably elect to purchase all but not less than all of the remaining Offered Shares pursuant to this Section 2.7 prior to the expiration of the Final Offer Period shall be deemed to be a waiver solely with respect to its right to participate in the purchase of the Offered Shares pursuant to this Section 2.7.

2.8                               Completion of First Refusal Sale.

(a)                                 Subject to the requirement in Section 2.8(b) that all the Offered Shares have been elected to be purchased, immediately after the final determination of the number of Offered Shares to be purchased by each of the Shareholders pursuant to Sections 2.4 through 2.7, the Company shall immediately notify all of such purchasing Shareholders of such determination.  The closing of the purchase of the Offered Shares shall take place at the offices of the Company no later than thirty (30) days after the date of such notice by the Company (provided, that, if any such Transfer is subject to regulatory approval, such 30-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days following the expiration of the First Offer Period), or at such other time and place as the parties to the transaction may agree.  At such closing, the Selling Shareholder shall deliver the certificate and other applicable instruments representing the Offered Shares and wire transfer instructions for payment of the consideration therefor, along with one or more assignment agreements transferring the Offered Shares to the relevant purchasing Shareholders.  In connection with the Transfer of the Offered Shares, the Selling Shareholder shall only be required to represent and warrant that the Offered Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and pursuant to applicable federal, state and foreign securities laws), that it is the record and beneficial owner of such Offered Shares, that it has all necessary power and authorization to consummate the Transfer, and that it has obtained or made all necessary consents, approvals, filings and notices from governmental authorities or third parties to consummate the Transfer.  The holders of Shareholders purchasing the Offered Shares shall deliver at such closing by certified or official bank check or by wire transfer of immediately available funds, payment in full for such Offered Shares.

(b)                                 If the Shareholders do not, in the aggregate, elect to purchase all of the Offered Shares pursuant to Sections 2.4 through 2.7, then the applicable Selling Shareholder shall be permitted, subject to the provisions of Section 3.1, for a period of (90) days from the date of the First Offer Notice (provided, that, if such Transfer is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days following the expiration of the First Offer Period) to enter into definitive agreements to Transfer all of such the Offered Shares to the bona fide purchaser referred to in the First Offer Notice at a price not less than the said share price and on the same terms and conditions; provided, that the Selling Shareholder shall not Transfer the Offered Shares to the bona fide purchaser unless such bona fide purchaser contemporaneously with the sale signs the Joinder Agreement agreeing to be bound by the terms of this Agreement.  After the expiration of the said ninety (90) days (or such longer period referred to above), no sale shall be made without an offer being again made in respect of the Shares not previously disposed of pursuant to the foregoing provisions of Sections 2.4 through 2.8.

3.                                      TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PREEMPTIVE RIGHTS; CALL RIGHTS

3.1                               Tag-Along Rights.

(a)                                 Subject to Section 1.1, if a Shareholder (the “Tag-Along Seller”) desires to Transfer (a “Tag-Along Sale”) all or a part of his Shares (other than Fidelity Investors) to any Third Party in a single transaction or in a series of related transactions and such Offered Shares, as applicable, have been offered to, but not purchased by, the Shareholders in accordance with Section 2, the Tag-Along Seller shall first, by written notice to the Company, which shall provide the other Shareholders (the “Tag-Along Offerees”) with a copy of such notice (“Tag-Along Notice”), offer the Tag-Along Offerees (“Tag-Along Offer”) the opportunity to participate in such Transfer on an as converted basis in accordance with this Section 3.1 and Section 3.3.  The Tag-Along Notice must specify:  (i) the name and address of the party to which the Tag-Along Seller proposes to sell or otherwise dispose of the Shares or an interest in the Shares, (ii) the number of Offered Shares the Tag-Along Seller proposes to sell or otherwise dispose of pursuant to this Section 3.1(a), (iii) the consideration per Share to be delivered to the Tag-Along Seller for the proposed Transfer, (iv) the proposed date of the Transfer, and (v) all other material terms and conditions of the proposed transaction.

(b)                                 Upon receipt of the Tag-Along Notice, each Tag-Along Offeree shall have a fifteen (15) Business Day period after receipt of such notice (the “Tag-Along Notice Period”) in which to elect to sell Shares in the transaction by sending a notice (“Tag-Along Response Notice”) in writing to the Company (each such electing Tag-Along Offeree, a “Participating Seller”).  The Company shall promptly, on expiration of the Tag-Along Notice Period, notify the Tag-Along Seller of the aggregate number of Shares the Participating Sellers wish to sell.  Each Participating Seller shall have the right to sell an amount of Shares equal to the Shares the Third Party proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares held by such Participating Seller, and the denominator of which shall be the aggregate number of

Shares held by the Tag-Along Seller and each Participating Seller, in each case on an as-converted basis.  For the purposes of this Section 3.1(b), Shares of a Management Shareholder shall exclude any Incentive Securities underlying any options for Common Shares, whether or not such options are vested, unless such options are exercised prior to the end of the Tag-Along Notice Period (as defined below).  The pricing of the Shares to be sold in a Tag-Along Sale shall be as set forth in Section 3.3(a).

(c)                                  The Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Offered Shares to be sold by the Participating Seller in the Tag-Along Sale.  The Participating Sellers shall, upon request, deliver to the Tag-Along Seller, with the Tag-Along Response Notice, the certificate or certificates representing the Shares of such Participating Seller to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Shares on the terms set forth in the Tag-Along Notice.  Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by the Participating Sellers.  In order to participate in a Tag-Along Sale, subject to Section 3.3(b), the Participating Sellers must agree to enter into and execute substantially identical agreements and documents as the Tag-Along Seller enters into and executes in connection with the Tag-Along Sale.

(d)                                 If, at the end of a 90-day period after the date of receipt of the Tag-Along Notice (provided that if such Tag-Along Sale is subject to regulatory approval, such 90-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 120 days after the date of receipt of the Tag-Along Notice), the Tag-Along Seller has not completed the Transfer of all of the Offered Shares to be sold pursuant to this Section 3.1 on substantially the same terms and conditions set forth in the Tag-Along Notice (but as to price, the terms shall be exactly the same), the Tag-Along Seller shall (i) promptly return to the Participating Sellers the limited power-of-attorney (and all copies thereof) together with all certificates representing the Offered Shares that such Participating Sellers delivered for Transfer pursuant to Section 3.1(c) and any other documents in the possession of the Tag-Along Seller executed by the Participating Sellers in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of such shares of the specified class of Offered Shares without again complying with this Section 3.1.

(e)                                  Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Participating Sellers thereof, (ii) remit or cause to be remitted to the Participating Sellers the total consideration to be paid at the closing of the Tag-Along Sale for the Shares of the Participating Sellers Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the Tag-Along Response Notice, and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by the Participating Sellers.

(f)                                   If at the termination of the Tag-Along Notice Period, any Tag-Along Offeree has not elected to participate in the Tag-Along Sale, such Tag-Along Offeree shall be deemed to have waived its rights under Section 3.1(a) with respect to, and only with respect to, the Transfer of its Shares pursuant to such Tag-Along Sale.

(g)                                  This Section 3.1 shall not apply to any Transfer of Company Securities (i) to the Investors, (ii) in a Drag-Along Sale, or (iii) that are Series D Shares.

3.2                               Drag-Along Rights

(a)                                 Subject to the approval rights of the holders of Series C Shares, Series C-1 Shares, Series C-2 Shares and Series D Shares as set forth in the Charter, in the event that holders representing more than fifty percent (50%) of the then issued Shares on an as converted basis (the “Drag-Along Seller”) wish to Transfer in a bona fide arm’s length transaction or series of transactions all of the Shares then owned by the Drag-Along Seller to any Person who is not an Affiliate of any Shareholders (the “Proposed Transferee”), the Drag-Along Seller shall have the right (the “Drag-Along Right”) to require all of the other Shareholders (the “Other Shareholders”) to sell to the Proposed Transferee all, and not only part, of the Shares then owned by such Shareholders (such transaction referred to in this Agreement as a “Drag-Along Sale”) on the same terms and conditions as the Drag-Along Sale, except as provided in Section 3.3(a).

(b)                                 As part of a Drag-Along Sale, the Drag-Along Seller shall also have the right to require that all of the Other Shareholders that hold warrants, options or other Company Securities that are convertible into or exchangeable or exercisable for Shares shall be exercised, exchanged or converted into Shares immediately prior to the consummation of the Drag-Along Sale and the Shares issued upon such exercise, exchange or conversion shall be included in the Drag-Along Sale.  Management Shareholders that hold options or warrants the exercise price per share of which is greater than the per share price at which the Shares are to be Transferred in connection with the Drag-Along Sale, if required by the Drag-Along Seller to exercise such options, may, in place of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto.  If the Drag-Along Sale is not consummated with respect to any Shares acquired upon exercise of such options or warrants, such options or warrants shall be deemed not to have been exercised or canceled, as applicable.

(c)                                  The pricing of the Shares to be sold in a Drag-Along Sale shall be as set forth in Section 3.3(a).

(d)                                 Each Other Shareholder agrees with respect to all Company Securities that it holds or over which such Shareholder otherwise exercises dispositive power:

(1)                                 in the event such Drag-Along Sale requires the approval of shareholders (including in the case of a merger or sale or exclusive license of all or substantially of the all of the assets of the Company) and the matter is to be brought to a vote at a shareholder meeting, to be present, in person or by proxy, as a holder of Company Securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and to vote or cause to be voted (or execute and deliver any written consents in lieu thereof) all Company Securities in favor of such Drag-Along Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Drag-Along Sale if so requested by the Drag-Along Seller;

(2)                                 in the event that the Drag-Along Sale is to be effected by the sale of Shares held by the Drag-Along Seller without the need for shareholder approval, each Other Shareholder agrees to sell all Company Securities of the Company held by such Other Shareholder to the Proposed Transferee, for per-share consideration determined in accordance with the provisions of Section 3.3(a) and otherwise on the same terms and conditions as the Drag-Along Seller;

(3)                                 to the extent permitted by applicable law, to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Drag-Along Sale, provided it is conducted in accordance with this Section 3.2;

(4)                                 subject to Section 3.3(b), to execute and deliver all related documentation and take such other action in support of the Drag-Along Sale as shall be reasonably requested by the Company or the Drag-Along Seller and is required of all other Shareholders; and

(5)                                 not to deposit, and to cause their Affiliates not to deposit, any voting securities owned by such party in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such shares of capital stock, unless specifically requested to do so by the acquiror in connection with a Drag-Along Sale.

(e)                                  If an Other Shareholder (other than any Fidelity Investor and their respective Affiliates) fails or refuses to vote or sell his, her or its Company Securities as required by, or votes his, her or its Company Securities in contravention of this Section 3.2, then such Other Shareholder (other than any Fidelity Investor and their respective Affiliates) hereby grants to the Drag-Along Seller a proxy coupled with an interest to vote such Shares in accordance with this Section 3.2, and hereby appoints the Drag-

Along Seller as his, her or its attorney in fact, to execute and deliver in the name and on behalf of such Other Shareholder all such agreements, instruments and other documentation (including any written consents of shareholders) as are required to Transfer the Company Securities held by such Other Shareholder to the Proposed Transferee in accordance with the terms of this Section 3.2.

(f)                                   To exercise a Drag-Along Right, the Drag-Along Seller shall give each Other Shareholder a written notice, whether before or after the consummation of the Drag-Along Sale and/or the approval of the Drag-Along Sale of the requisite stockholders of the Company (the “Drag-Along Notice”).  If the Drag-Along Notice is provided after the execution of definitive agreements with respect to the Drag-Along Sale and/or the approval of the Drag-Along Sale of the requisite stockholders of the Company, each Other Shareholder shall nonetheless comply with the provisions of this Section 3.2 and Section 3.3. The Drag-Along Notice shall identify (i) the name and address of the Proposed Transferee, and (ii) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee’s offer.  Each Other Shareholder shall thereafter be obligated to sell its Company Securities subject to such Drag-Along Notice.

(g)                                  Not later than five (5) days after receipt of the Drag-Along Notice (the “Drag-Along Notice Period”), each of the Other Shareholders shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Notice the certificate and other applicable instruments representing the Company Securities of such Other Shareholder to be included in the Drag-Along Sale, together with wire transfer instructions for payment of the cash portion of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Section 3.2(g) at the closing for such Drag-Along Sale against delivery to such Other Shareholder of the consideration therefor.  If an Other Shareholder should fail to deliver such certificates to the representative of the Drag-Along Seller and the Drag-Along Sale is consummated, the Company shall cause the books and records of the Company to reflect that such Company Securities are bound by the provisions of this Section 3.2 and that such Company Securities shall be Transferred to the Proposed Transferee immediately upon surrender for Transfer by the holder thereof.

(h)                                 The Drag-Along Seller shall have a period of 120 days from the date of the Drag-Along Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Notice; provided, that if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 180 days after the date of receipt of the Drag-Along Notice.  If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall promptly return to each of the Other Shareholders all certificates and other applicable instruments representing Company Securities that such Other Shareholders delivered for

Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Other Shareholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities owned by the Other Shareholders shall again be in effect.

(i)                                     Concurrently with the consummation of the Drag-Along Sale, the Drag-Along Seller shall give notice thereof to the Other Shareholders, shall remit or cause to be remitted to each of the Other Shareholders that has surrendered its certificates and other applicable instruments the total consideration to be paid at the closing of the Drag-Along Sale (the cash portion of which is to be paid by wire transfer of immediately available funds in accordance with such Other Shareholder’s wire transfer instructions) for the Company Securities Transferred by such Other Shareholder pursuant hereto, and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Shareholders.

(j)                                    Notwithstanding anything contained in this Section 3.2, there shall be no liability on the part of the Drag-Along Seller to the Other Shareholders (other than the obligation to return the certificates and other applicable instruments representing Company Securities received by the Drag-Along Seller) if the Transfer of Company Securities pursuant to this Section 3.2 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Notice.  The decision to effect a Transfer of Company Securities pursuant to this Section 3.2 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

3.3                               Additional Provisions Related to Tag-Along Sales and Drag-Along Sales.

Notwithstanding anything contained in Section 3.1 or Section 3.2 to the contrary, in connection with a Tag-Along Sale or a Drag-Along Sale:

(a)                                 Upon the consummation of such Tag-Along Sale or Drag-Along Sale, all Shareholders of the same series of Company Securities participating therein will receive the same form and amount of consideration per share, or, if any Shareholder of a specified series of Company Securities is given an option as to the form and amount of consideration to be received, all Shareholders of such specified series of Company Securities participating therein will be given the same option, and all holders of the Series C Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series D Preferred Stock (or, in each case, Common Stock received upon conversion thereof) will receive the same form of consideration with respect to such Series C Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series D Preferred Stock (or, in each case, Common Stock received upon conversion thereof); provided, however, that, in the case of a Drag-Along Sale or a Tag-Along Sale that constitutes a Liquidity Event, the proceeds shall be allocated among the classes and series of Shares in accordance with the Charter.  If different classes or series of Shares are to be sold in a Tag-Along Sale and such sale does not constitute a Liquidity Event, the purchase price to be received by the Tag-Along Seller and the Participating Sellers shall be allocated after taking into account the relative value of the securities being transferred by each such Shareholder. The Board shall determine in good faith such relative value of each series and class of Shares to be sold in the Tag-Along Sale. For the avoidance of doubt, any fees paid to Avista Capital Holdings, LP or its affiliated investment funds in connection with any transaction constituting a Tag-Along Sale or Drag-Along Sale shall be considered in determining the amount of consideration per share referred to in the first sentence of this Section 3.3(a);

(b)                                 Each Shareholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer related to authority, ownership and the ability to convey title to such Company Securities, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to the Tag-Along Seller or Drag-Along Seller, as the case may be, (iii) subject to the provisions of the Company’s Certificate of Incorporation, be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided, that no Shareholder shall be obligated (A) to indemnify, other than severally indemnify, any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, or (B) to incur liability to any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, including, without limitation, under any indemnity, in excess of the lesser of (1) its pro rata share of such liability and (2) the proceeds realized by such Shareholder in such sale, and (iv) (other than any Fidelity Investor and their respective Affiliates) cooperate in obtaining all governmental and third-party consents and approvals reasonably necessary or desirable to consummate such Tag-Along Sale or Drag-Along Sale;

(c)                                  In the event the consideration to be paid in exchange for Shares in a Tag-Along Sale or a Drag-Along Sale includes any securities, and the receipt thereof by a Shareholder would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Tag-Along Sale or a Drag-Along Sale or (b) the provision to any Tag-Along Seller or Drag-Along Seller of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for the Tag-Along Sale or Drag-Along Sale, then such Shareholder may be paid cash in lieu of such securities in such proposed Tag-Along Sale or Drag-Along Sale.  In such event, the Tag-Along Seller or Drag-Along Seller, as the case may be, shall (i) in the case of a Tag-Along Sale, have the right, but not the obligation, and (ii) in the case of a Drag-Along Sale, have the obligation, to cause to be paid to such Shareholder in lieu thereof, against surrender of the Shares which would have otherwise been Transferred by such Shareholder to the prospective purchaser in the proposed Tag-Along Sale or a Drag-Along Sale, an amount in cash equal to the fair market value (determined by the Board in good faith through a reasonable application of a reasonable valuation method) of such Shares as of the date such securities would have been issued in exchange for such Shares;

(d)                                 In connection with a Drag-Along Sale, if requested by a majority of the members of the Board, the Company will promptly engage, on customary terms (including customary indemnification from the Company), a nationally recognized investment banking firm selected by the Drag-Along Seller and reasonably acceptable to the Board to provide financial advisory services to the Company, the Drag-Along Seller and the Other Shareholders, and the Company shall pay the fees and expenses of such investment banking firm;

(e)                                  In connection with a Drag-Along Sale, the Company will, if applicable, enter into a definitive agreement with the proposed transferee(s) providing for such Transfer and make and agree to representations, warranties, covenants and indemnities and other similar agreements that are reasonable and customary for negotiated transactions of the type contemplated by such Transfer;

(f)                                   The Company agrees to cooperate with any Shareholder and any proposed transferee (other than a Company Competitor in the case of a Tag-Along Sale), and their respective advisors, to facilitate and effect any Tag-Along Sale or Drag-Along Sale and, upon the request of any Shareholder that proposes to make a Tag-Along Sale or Drag-Along Sale, subject to any proposed transferee (other than a Company Competitor in the case of a Tag-Along Sale) executing a reasonably satisfactory confidentiality agreement with the Company, the Company will, and will cause its and its Subsidiaries’ employees and personnel to, use its and their reasonable best efforts to facilitate and support any due diligence process being undertaken in connection with such proposed Tag-Along Sale or Drag-Along Sale;

(g)                                  The Company and the Shareholders (other than any Fidelity Investor and their respective Affiliates) will cooperate in the obtaining of all governmental and third-party approvals and consents reasonably necessary or desirable to consummate such Transfer;

(h)                                 All reasonable costs and expenses incurred by the Shareholders or the Company in connection with any proposed Drag-Along Sale (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.  The Drag-Along Seller may retain, and the Company will pay the reasonable fees and expenses of, a single legal counsel (and such local counsel as may be appropriate) in connection with any proposed Drag-Along Sale (whether or not consummated). All reasonable costs and expenses incurred by the Shareholders in connection with any proposed Tag-Along Sale (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be borne by each transferor of Shares;

(i)                                     No Fidelity Investor shall be bound by any restrictive covenant (such as any non-compete or other business limitation); and

(j)                                    All notices to be issued as part of the procedures relating to a Tag-Along Sale and a Drag-Along Sale set forth in Section 3.1 and Section 3.2 shall, as applicable, be made pursuant to Section 8.9.

3.4                               Preemptive Rights

(a)                                 Prior to the consummation of an Initial Public Offering, the Company shall give each of the Shareholders that is (i) an “accredited investor” (as such term is defined in Rule 501(a) of the Securities Act) or (ii) located outside the United States and is not a “U.S. Person” as such term is defined in Regulation S under the Securities Act (“Regulation S”) and that such Shareholder is obtaining the Company Securities in an “offshore transaction” (as such term is defined in Regulation S under the Securities Act) outside of the United States, each as of the time of any proposed issuance by the Company of shares of a specified class of Company Securities, written notice pursuant to Section 8.9 (an “Issuance Notice”) of such proposed issuance at least ten (10) days prior to the proposed issuance date.  The Issuance Notice shall specify the number of shares of the specified class of Company Securities and the price at which such Company Securities are proposed to be issued and the other material terms and conditions of the issuance, including, without limitation, the proposed closing date.  Subject to Section 3.4(f), each Shareholder shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, its pro rata amount of such newly issued Company Securities equal to (x) the number of shares of the specified class of Company Securities proposed to be issued by the Company multiplied by (y) a fraction, the numerator of which is the aggregate number of Shares owned by such Shareholder and the denominator of which is the aggregate number of Shares owned by all Shareholders, in each case on an as-converted basis.

(b)                                 Each Shareholder may exercise its rights under this Section 3.4 by delivering written notice to the Company of its election to purchase such Company Securities within ten (10) days after receipt of the Issuance Notice.  A delivery of such notice (which notice shall specify the number of shares of the specified class of Company Securities requested to be purchased by the Shareholder submitting such notice) by such Shareholder shall constitute a binding agreement of such Shareholder to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of shares of the specified class of Company Securities specified in such Shareholder’s notice.  If, at the termination of such 10-day period, any Shareholder has not exercised its right to purchase any of its pro rata share of such Company Securities, such Shareholder shall be deemed to have waived all of its rights under this Section 3.4 with respect to, and only with respect to, the purchase of such Company Securities specified in the Issuance Notice.

(c)                                  The Company shall have 120 days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Shareholders have elected not to purchase at the price and upon terms and conditions that are not materially less favorable to the Company than those specified in the Issuance Notice; provided, that if such issuance is subject to regulatory approval, such 120-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 180 days after the date of the Issuance Notice.  At the consummation of such issuance, the Company shall issue certificates representing the Company Securities to be purchased by each Shareholder exercising preemptive rights pursuant to this Section 3.4 registered in the name of such Shareholder, against payment by such Shareholder of the purchase price for such Company Securities.  If the Company proposes to issue any class of Company Securities after such 120-day period or on other terms materially less favorable to the issuer, it shall again comply with the procedures set forth in this Section 3.4.

(d)                                 The closing of any issuance of Company Securities to the Shareholders pursuant to this Section 3.4, shall take place at the time and in the manner provided in the Issuance Notice.  The Company shall be under no obligation to consummate any proposed issuance of Company Securities, nor shall there be any liability on the part of such entity to any Shareholder, if the Company has not consummated any proposed issuance of Company Securities pursuant to this Section 3.4 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

(e)                                  Notwithstanding the requirements of this Section 3.4, the Company may offer and sell shares of a specified class of Company Securities without first offering such Company Securities to each of the other Shareholders or complying with the procedures of this Section 3.4, so long as (i) each of the other Shareholders receives prompt written notice of the consummation of such sales, (ii) either the Company or the initial purchaser of such Company Securities commits (at the time of such initial sale) to make available for sale to such Shareholders a number of shares of the specified class of Company Securities equal to (x) the number of shares of the specified class of Company Securities issued by the Company (including all shares of the specified class of Company Securities issued or sold to Shareholders with respect to this provision) multiplied by (y) a fraction, the numerator of which is the aggregate number of Shares owned by such Shareholder and the denominator of which is the aggregate number of Shares owned by all Shareholders, each determined on an as-converted basis, within 45 days after the close of such sale on the same terms and conditions as such prior sale, and (iii) the price per share of such specified class of Company Securities shall be identical to the price per share paid in such prior sale.

(f)                                   The preemptive rights under this Section 3.4 shall not apply to (i) issuances or sales of Company Securities to employees, officers, directors, consultants, customers or suppliers (including in connection with bona fide licensing, commercial or other strategic arrangements) of the Company or any Subsidiary pursuant to employee benefit, incentive or similar plans or agreements or arrangements of the Company, (ii) issuances or sales of Company Securities upon exercise, conversion or exchange of Company Securities outstanding as of the date hereof, (iii) Common Shares issued pursuant to conversion of preferred shares pursuant to Section 4.7 of the Charter, securities issued in connection with a stock split or stock dividend of the Company, (iv) the issuance of Company Securities to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction, (v) the issuance of Company Securities contemplated by the Subscription Agreement (including any Series D Shares issued pursuant to Sections 1.2 through 1.3 of the Subscription Agreement), (vi) issuances or sales in an Initial Public Offering, or as consideration for a merger of the Company with or into another Person or an acquisition by the Company of another Person or substantially all the assets of another Person, (vii) issuances as consideration for sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved or (viii) any Series C-2 Shares issued pursuant to the Note Conversion Agreement, in each case of (i) — (vii) as approved in accordance with the Charter.

3.5                               Call Right.

(a)                                 Upon any Management Shareholder ceasing to be employed by, or providing services to, the Company or one of its Subsidiaries (a “Terminated Shareholder”) for any reason (a “Termination Event”), subject to the provisions of this Section 3.5, the Company shall have the option to purchase (the “Call Right”), and if such option is exercised, such Terminated Shareholder shall sell, and shall cause any Permitted Transferees of such Terminated Shareholder to sell, to the Company all or any portion of the Company Securities (A) that are Purchased Securities acquired, prior to and as of the date of the occurrence of such Termination Event (the “Termination Date”), or (B) that are Incentive Securities acquired prior to and as of the Termination Date, or acquired after such Termination Date pursuant to the exercise of Common Shares options in accordance with the terms of such Common Shares options (together with all Purchased Securities, the “Termination Securities”), at a price per Termination Security equal to the applicable Termination Price (as determined pursuant to Section 3.5(d) below) of the Termination Securities. The Company may assign all or a portion of the Call Right to the Avista Investors or Fidelity Investors on a pro rata basis (based on their respective ownership on an as-converted basis of Shares).  If the Call Right is assigned, the Avista Investors and Fidelity Investors shall have the rights and benefits granted to the Company in this Section 3.5.

(b)                                 With respect to each Termination Security, the Company shall notify a Terminated Shareholder in writing, within the Call Period with respect to such Termination Security, whether the Company will exercise its right to purchase such Termination Security (the date on which a Terminated Shareholder is so notified, the “Call Notice Date”).

(c)                                  The closing of the purchase by the Company of Termination Securities pursuant to this Section 3.5 shall take place at the principal office of the Company on the date chosen by the Company, which date shall, except as may be reasonably necessary to determine the Termination Price, in no event be more than forty-five (45) days after the Call Notice Date.  At such closing, (i) the Company shall pay the Terminated Shareholder and/or such Terminated Shareholder’s Permitted Transferees, as applicable, against delivery of duly endorsed certificates described below representing such Termination Securities, the aggregate Termination Price by wire transfer of immediately available federal funds and (ii) the Terminated Shareholder and/or such Terminated Shareholder’s Permitted Transferees, as applicable, shall deliver to the Company a certificate or certificates representing the Termination Securities to be purchased by the Company duly endorsed, or with stock powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed.  The delivery of a certificate or certificates for the Termination Securities by any Person selling such Termination Securities pursuant to this Section 3.5 shall be deemed a representation and warranty by such Person that: (A) such Person has full right, title and interest in and to such Termination Securities; (B) such Person has all necessary power and authority and has taken all necessary action to sell such Termination Securities as contemplated; (C) such Termination Securities are free and clear of any and all liens or encumbrances; and (D) there is no adverse claim with respect to such Termination Securities.

(d)                                 Termination Price.  For purposes of this Section 3.5, if the employment or other service arrangement of a Management Shareholder is terminated, the “Termination Price” per Termination Security purchased by the Company pursuant to the Call Right shall equal the value as set forth below:

Employment Termination	Purchased Securities	Incentive Securities

By the Company or any Subsidiary thereof without Cause or by the Management Shareholder for Good Reason	Fair Market Value	Fair Market Value

By the Company or any	Lower of Cost or Fair	Lower of Cost or Fair

Employment Termination	Purchased Securities	Incentive Securities

Subsidiary thereof with Cause	Market Value	Market Value

By the Management Shareholder without Good Reason	Fair Market Value	Lower of Cost or Fair Market Value

Death or Disability	Fair Market Value	Fair Market Value

For purposes of this Section 3.5(d), “Fair Market Value” shall be the Fair Market Value on the FMV Calculation Date.

(e)                                  Payment.  The Company shall pay the Termination Price in cash, by wire transfer of immediately available federal funds.

(f)                                   Termination of Call Right.  The Call Rights under this Section 3.5 shall terminate one (1) year after the consummation of the Initial Public Offering.

4.                                      BOARD OF DIRECTORS

4.1                               Election of Directors.  Each Shareholder agrees to vote all Company Securities (or executing and delivering any written consents in lieu thereof), whether now owned or hereafter acquired or which such Shareholder may be empowered to vote, at a general meeting of the shareholders or otherwise from time to time and at all times, in whatever manner shall be necessary to ensure that the Board shall be designed as follows:

(a)                                 One individual designated by the Founder (the “Founder Director”).  The Founder Director initially shall be Per Djupesland.

(b)                                 The Company’s Chief Executive Officer (the “CEO Director”), provided that if for any reason the CEO leaves the Company, then the CEO Director shall be deemed to have resigned from the Board upon ceasing to be Chief Executive Officer and each of the Shareholders shall promptly vote their respective Shares to elect the replacement CEO as the new CEO Director.  The CEO Director initially shall be Peter Miller.

(c)                                  One (1) individual to be designated by holders of a majority of the Series A Shares (the “Series A Director”). The Series A Director initially shall be Klaas de Boer.

(d)                                 One (1) individual to be designated by holders of a majority of the Series B Shares (the “Series B Director”). The Series B Director initially shall be William F. Doyle.

(e)                                  Four (4) individuals to be designated by holders of a majority of the Series C Shares (each, a “Series C Director”), two of whom shall be designated independently by Avista Capital Partners II, LP.  The directors appointed by the Series C Shares initially shall be Larry Pickering, Patrick O’Neill, Sriram Venkataraman, and Joshua Tamaroff. Larry Pickering shall serve as the chairman of the Board.

(f)                                   Two (2) individuals to be designated by holders of a majority of the Series C-1 Shares (each, a “Series C-1 Director”). The Series C-1 Director seats shall initially be vacant.

4.2                               Removal of Directors.  The Shareholders agree that each party who has the right to designate member(s) of the Board pursuant to Section 4.1 shall also have the right to remove such designee from the Board at any time.  Each of the Shareholders agrees to take whatever action is necessary to effect any removal requested by such party.  No Shareholder shall, at any time it is then entitled to vote for the removal of directors from the Board, vote any of its Company Securities in favor of the removal of any director designated pursuant to Section 4.1, unless the designating party shall have requested such removal in writing.

4.3                               Replacement Directors.  If any director is unable to serve, or is removed or withdraws from the Board, such withdrawing director’s replacement will be designated by the party which designated such director in accordance with Section 4.1 and each Shareholder then entitled to vote for the election of directors to the Board shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, in order to ensure that the such replacement designee is elected to the Board (or to take whatever action is necessary to effect any replacement requested by such party).  If such designating party is no longer a Shareholder, or is no longer entitled to designate a replacement director, the withdrawing director’s replacement will be elected by the then-current shareholders by majority vote of all Shares on an as-converted basis.

4.4                               Unfilled Vacancy.  Any parties entitled to appoint director(s) in accordance with Section 4.1 may, in their sole discretion, decide not to elect one or more such directors, and during any period when there is a vacancy on the Board as a result of such decision not to appoint one or more directors, the Board shall not be deemed unduly constituted solely as a result of such vacancy.

4.5                               Observers.  Observers may participate in board meetings from time to time subject to Board approval; provided, however, that as long as the Fidelity Investors collectively own not less than twenty-five percent (25%) of the Series D Shares they are purchasing under the Subscription Agreement (or an equivalent amount of Common Shares issued upon conversion thereof), in the aggregate, the Company shall invite a representative of the Fidelity Investors to attend all meetings of its Board of Directors and any committees thereof in a nonvoting observer capacity and, in this respect, shall give such representative (and the Fidelity Investors) copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors. Observers are not entitled to vote; provided, however, that the Fidelity Investors shall cause such observer to hold in confidence and trust all information so provided to the extent required by Section 5.4; and provided further, that the Company reserves the right to withhold any information and to exclude such observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such representative is associated with a Company Competitor (but not solely by virtue of any investments that any Fidelity Investor may have in a Competitor).

4.6                               Actions by the Board of Directors.  Except as otherwise set forth herein or required by law, all decisions of the Board shall require the affirmative vote of a majority of its members.

4.7                               Quorum.  A quorum of the Board shall consist of a majority of the members of the Board being present in person or by telephone, which majority shall include at least two Series C Directors, provided, however, that if all Series C Directors have failed to attend three consecutive Board meetings (in person or telephonic) without a bona fide reason and after notice has been duly provided in accordance with the Bylaws, a Series C Director shall not be required for a quorum at the next such Board meeting.

4.8                               Committees.  In addition to any committees formed by the Board in accordance with its Charter and Bylaws from time to time, the Board shall establish a compensation committee and an audit committee which shall at all times include at least one Series C Director.

4.9                               Subsidiaries.  The board of directors (and any committees thereof) of all Subsidiaries of the Company will consist of such persons as the Company shall direct; provided, that the holders of Series C Shares shall have the right to appoint members to such board of directors (or committees) in the same proportions as set forth in Section 4.1.

4.10                        Expenses.  The Company shall reimburse the members of the Board and the representative designated pursuant to Section 4.5 for all reasonable out-of-pocket travel expenses and attendant costs related to attending Board meetings and otherwise providing services on behalf of the Company or its Subsidiaries in their capacity as directors.

4.11                        No “Bad Actor” Disqualification.

(a)                                 Each Shareholder that (collectively with its Affiliates) is a beneficial owner of 20% or more of the Company or has the right to designate a director of the Company pursuant to the provisions of Section 4.1 hereby represents and warrants that:

(1)                                 neither it nor any related party described in Rule 506(d)(1) of the Securities Act (“Beneficial Owner”) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), included as Schedule 4.11(a) attached hereto, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company and the other Shareholders;

(2)                                 it has exercised reasonable care to determine whether any Director designated by it under Section 4.1 is subject to any Disqualification Event;

(3)                                 it has provided the Company and the other Shareholders with any and all information reasonably requested by the Company or otherwise necessary for the Company to determine, in the exercise of reasonable care, whether any such Director is subject to any Disqualification Event;

(4)                                 any information furnished to the Company or the other Shareholders with respect to the potential applicability of Disqualification Events to any such Director is true, correct and complete; and

(5)                                 no Director designated by it under Section 4.1 is subject to a Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company and the other Shareholders.

(b)                                 Each Shareholder that (collectively with its Affiliates) is a beneficial owner of 20% or more of the Company or has the right to designate a director of the Company pursuant to the provisions of Section 4.1 agrees to exercise reasonable care to determine whether any of its designated or potential Directors or any Beneficial Owner is subject to any Disqualification Event, and shall promptly provide the Company and the other Shareholders to this Agreement with any and all information reasonably requested by the Company or otherwise necessary for the Company to determine, in the exercise of reasonable care, whether any designated or potential Director or Beneficial Owner is subject to any Disqualification Event.  Each Shareholder that has the right to designate a director of the Company pursuant to the provisions of Section 4.1 agrees that it will not designate a Director that is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the

Securities Act. With respect to any such Disqualification Event covered by Rule 506(d)(2)(ii) or (iii) or (d)(3), the relevant Shareholder will promptly disclose in writing to the Company and the other Shareholders any and all information necessary for the Company to determine whether Rule 506(d)(2)(ii) or (iii) or (d)(3) applies.  Each Shareholder that (collectively with its Affiliates) is a beneficial owner of 20% or more of the Company or has the right to designate a director of the Company pursuant to the provisions of Section 4.1 will promptly notify the Company and each other Shareholder in writing if it, any Beneficial Owner or, to its knowledge, any of its designated or potential Directors is subject to any Disqualification Event.

(c)                                  Notwithstanding any other provision in this Agreement to the contrary, no Shareholder shall be required to vote to elect (or maintain in office) any person that is subject to a Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act.

(d)                                 From time to time during the term of this Agreement, any Shareholder may request the removal of a director that is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act, by written notice to the Company and the other Shareholders specifying, in reasonable detail, the Disqualification Event.  If the Company reasonably determines that a Director is subject to a Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act:

(1)                                 the Company shall promptly notify each Shareholder to this Agreement and take such reasonable actions as are necessary to facilitate such removal, including, without limitation, soliciting the votes of the appropriate shareholders; and

(2)                                 the Shareholders shall vote their Company Securities to cause the removal from the Company’s Board of the Director.

5.                                      COVENANTS

5.1                               Delivery of Financial and Other Information.

(a)                                 The Company shall provide the following information to both (a) Ikos, for so long as Ikos owns three percent (3%) of the issued and outstanding capital stock of the Company (as determined on a fully diluted as-converted basis), and (b) the Investors, TKWD and Entrepreneurs’ Fund, in each case for as long as such Shareholder continues to hold at least twenty-five percent (25%) of the Shares (on an as-converted basis) as they hold on the date of this Agreement:

(1)                                 within twenty (20) days following the end of each month, unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such prior month, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended;

(2)                                 within forty-five (45) days following the end of each fiscal quarter, (i) a fully diluted capitalization table of the Company and (ii) unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended;

(3)                                 not later than thirty (30) days before the commencement of the next fiscal year of the Company, a budget and cash flow projection and operating plan for the next three fiscal years (broken down into periods of one calendar month for the first year and calendar quarter for the two subsequent years); and

(4)                                 with respect to each fiscal year of the Company after 2013, a consolidated balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for the year then ended (which have been audited by an accounting firm of international repute), prepared in accordance with GAAP (the “Annual Financial Statements”), together with any management letters in respect of them, promptly upon the same becoming available and, in any event, not later than (x) forty-five (45) days for unaudited Annual Financial Statements and (y) 120 days for audited Annual Financial Statements following the end of the financial period to which they relate or, in each case, such longer period as is approved by the Board.

(b)                                 For so long as Invictum AS owns at least two percent (2%) of the issued and outstanding capital stock of the Company (as determined on a fully diluted as-converted basis), the Company shall provide copies of the financial statements described in Sections 5.1(a)(2) and 5.1(a)(4) above to Invictum AS at the address set forth on Schedule A hereto within five (5) Business Days of providing such financial statements to the Investors and certain other Shareholders pursuant to Sections 5.1(a)(2) and 5.1(a)(4) above, as applicable.  This Section 5(b) may not be amended without the written consent of Invictum AS but, for the avoidance of doubt, to the extent that the timing of delivery of or nature of the financial statements delivered to the Investors and certain other Shareholders are amended, including pursuant to amendments to Sections 5.1(a)(2) and/or 5.1(a)(4), such amendments shall apply with respect to any financial statements delivered pursuant to this Section 5.1(b) and shall not require the consent of Invictum AS so long as, if Invictum AS continues to satisfy the two percent (2%) ownership threshold provided above, Invictum AS continues to receive any quarterly and annual financial statements delivered to such Investors and other Shareholders.

(c)                                  The Company shall promptly and accurately respond, and shall use its best efforts to cause its transfer agent to promptly respond, to requests for information made on behalf of any Fidelity Investor relating to (x) accounting or securities law matters required in connection with its audit or (y) the actual holdings of the Fidelity Investors, including in relation to the total outstanding shares; provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company.  The rights of the Fidelity Investors under this Section shall expire once no Fidelity Investor or Affiliate thereof holds any securities of the Company that are restricted under the Securities Act.

5.2                               Inspection.  The Company shall permit each of the Investors, TKWD and Entrepreneurs’ Fund to visit and inspect the properties of the Company and its Subsidiaries, to examine the books of account and records and to discuss their respective affairs, finances and accounts with its officers, upon at least three (3) days advance notice and at such reasonable times as may be requested by the Investor; provided further, however, that the Company shall not be obligated pursuant to this Section 5.2 to provide access to any information that it reasonably considers to be a trade secret.

5.3                               Employment Conditions.  The Company undertakes to require each employee hired by the Company following the date hereof to execute, or cause to be executed in the case of its subsidiaries, an employment and non-competition contract in a form reasonably acceptable to the Investors, and each employee and each consultant hired by the Company or subsidiary following the date hereof to execute a non-disclosure and inventions assignment agreement in a form reasonably acceptable to the Investors.

5.4                               Confidentiality.

(a)                                 Each Shareholder agrees that it shall (and shall cause its Affiliates (other than Affiliates that are a Company Competitor) and its and their officers, directors, employees, partners, legal counsel, agents and representatives to) (collectively, the “Confidentiality Affiliates”) (i) hold confidential and not disclose (other than by a Shareholder to its Confidentiality Affiliates having a reasonable need to know in connection with the permitted purposes hereunder), without the prior written consent of the Board, all confidential or proprietary written, recorded or oral information or data (including research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know-how and computer programming and other software techniques) provided or developed by the Company, another Shareholder or its Confidentiality Affiliates in connection with the business of the Company or its Subsidiaries, whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which the Company or the disclosing Shareholder or its Confidentiality Affiliates reasonably communicated, or the receiving Shareholder or its Confidentiality Affiliates should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”) and (ii) use such Confidential Information only for the purposes of performing its obligations hereunder to which it is a party and carrying on the business of the Company and monitoring its investment in the Company; provided, however, that Shareholders may disclose any such Confidential Information on a confidential basis to current and prospective lenders in connection with a loan or prospective loan to a Shareholder and to prospective purchasers of Company Securities from a Shareholder (including disclosure to a potential purchaser in Drag-Along Sale), as well as to their legal counsel, auditors, agents and representatives.  Notwithstanding the foregoing, Shareholders may disclose any such Confidential Information on a confidential basis to limited partners or prospective limited partners or investors of a Shareholder or its Confidentiality Affiliates.

(b)                                 The obligations contained in Section 5.4(a) shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) was, or becomes through no breach of the receiving Shareholder’s obligations hereunder, known to the public, (ii) becomes known to the receiving Shareholder or its Confidentiality Affiliates from other sources under circumstances not involving any breach of any confidentiality obligation between such source and the disclosing Shareholder’s or discloser’s Confidentiality Affiliates or a third party, (iii) is independently developed by the receiving Shareholder or its Confidentiality Affiliates, or (iv) is required to be disclosed by law, governmental regulation or applicable legal process.

5.5                               Press Releases. The Company shall not issue any press release regarding the Company without the Investors’ prior written consent; provided, however, that, notwithstanding the foregoing, the Company may advise customers or potential customers or strategic partners that such party is an investor in the Company’s securities and no press release may be issued that includes the name of or refers to Entrepreneurs’ Fund without its prior written consent.  Holders of the Series C Shares, Series C-1 Shares, Series C-2 Shares and Series D Shares shall each be entitled (but not obligated) to be mentioned as investors in the Company and to include its or their company description in the Company’s press releases.

5.6                               Directors’ and Officers’ Insurance.  The Company shall maintain for such periods as the Board shall in good faith determine, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who after the date of this Agreement is or was a director or officer of the Company or any Subsidiary, or is or was serving at the request of the Company or any Subsidiary as a director, officer, employee or agent of another limited company, corporation, partnership, joint venture, trust or other enterprise, including any Subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions.

5.7                               No Exclusive Duty to Company. In recognition that certain of the Shareholders currently have, and will in the future have or will consider acquiring,

investments in numerous companies with respect to which such Shareholder may serve as an advisor, a director or in some other capacity, and in recognition that such Shareholder may have a myriad of duties to various investors and partners, and in anticipation that the Company, on the one hand, and such Shareholder (or one or more Affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties which may confront any Shareholder who desires and endeavors fully to satisfy such Shareholder’s duties, in determining the full scope of such duties in any particular situation, the provisions of this Section 5.7 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve such Shareholder.

(a)                                 Such Shareholder shall have the right:

(1)                                 to directly or indirectly engage in or invest in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its Subsidiaries),

(2)                                 to directly or indirectly do business with any client or customer of the Company and its Subsidiaries,

(3)                                 to take any other action that such Shareholder believes in good faith is necessary to or appropriate to fulfill its duties and obligations as described in the first sentence of this Section 5.7, and

(4)                                 not to present potential transactions, matters or business opportunities to the Company or any of its Subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(b)                                 Such Shareholder and its Affiliates shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its Affiliates or to refrain from any actions specified in Section 5.7(a), and the Company, on its own behalf and on behalf of its Affiliates, hereby renounce and waive any right to require such Shareholder or its Affiliates to act in a manner inconsistent with the provisions of this Section 5.7(a).

(c)                                  Such Shareholder and its Affiliates shall not be liable to the Company or any of its Affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5.7 or such Shareholder’s or its Affiliates’ participation therein.

5.8                               Conflicting Agreements.  Each Shareholder represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to its Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with this Agreement.

6.                                      VOTING RIGHTS

6.1                               Series A Voting Rights.  In addition to any other vote required by the first sentence of Section 242(b)(2) of the DGCL, or any similar provision hereafter enacted, the Company shall not amend the Charter or take any other action so as to amend, alter or repeal the powers, preferences or special rights of the Series A Shares in a manner that affects them adversely and disproportionately (determined after considering and taking into account the relative rights and preferences of each of the classes and series of Company Securities as compared to each other), without having first obtained the affirmative vote or written consent of a majority of the Series A Shares, consenting or voting (as the case may be) separately as a class; it being understood and acknowledged that an increase in the authorized capital stock of the Company (including the authorization of a security that is senior to a class or series of existing preferred stock) shall not be deemed to be and adverse or disproportionate amendment or alteration within the meaning of this Section 6.1.

6.2                               Series B Voting Rights. In addition to any other vote required by the first sentence of Section 242(b)(2) of the DGCL, or any similar provision hereafter enacted, the Company shall not amend the Charter or take any other action so as to amend, alter or repeal the powers, preferences or special rights of the Series B Shares in a manner that affects them adversely and disproportionately (determined after considering and taking into account the relative rights and preferences of each of the classes and series of Company Securities as compared to each other), without having first obtained the affirmative vote or written consent of a majority of the Series B Shares, consenting or voting (as the case may be) separately as a class; it being understood and acknowledged that an increase in the authorized capital stock of the Company (including the authorization of a security that is senior to a class or series of existing preferred stock) shall not be deemed to be and adverse or disproportionate amendment or alteration within the meaning of this Section 6.2.

7.                                      TERMINATION

7.1                               Termination.  This Agreement shall continue in force until the earlier of (a) the consummation of a merger in which the Company is not the surviving entity or any other transaction resulting in a Change of Control of the Company and (b) the effective date of an Initial Public Offering of the Company (it being understood that this Agreement shall terminate on such effective date); provided, however, the provisions of Section 1.1(f), Section 1.1(g), Section 5.4, Section 5.6, Section 5.7, Section 8.2, Section 8.3, Section 8.4, Section 8.5, Section 8.6, Section 8.9, Section 8.11 and Section 8.13 shall survive an Initial Public Offering.

8.                                      MISCELLANEOUS

8.1                               Shareholder Undertakings.

(a)                                 The Shareholders (other than any Fidelity Investor and their respective Affiliates) undertake to cause the Company to take such action that is within its power at all times after the Initial Closing to cause the Company to issue such number of duly authorized shares as shall be sufficient to effect the issuance of the Series D Shares and otherwise as contemplated by the Subscription Agreement.  The Company shall and the Shareholders (other than any Fidelity Investor and their respective Affiliates) shall cause the Company to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable laws in connection with the issuance of shares according to the Subscription Agreement and the Shareholders (other than any Fidelity Investor and their respective Affiliates) shall support and agree to such action and shall execute any document necessary to obtain or effect the foregoing.

(b)                                 The Investors may from time to time reach agreement with Existing Shareholders to purchase shares owned by such Existing Shareholders in the Company.  Each other Existing Shareholder hereby agrees to reasonably cooperate with any such purchase, including, without limitation, by cooperating with any regulatory filings that need to be made or regulatory consent obtained in connection with such transfers or by providing required consents or waivers of redemption, right of first refusal, preemptive or other rights that the Existing Shareholders may have in connection with such transfers.

(c)                                  Each Shareholder (other than any Fidelity Investor and their respective Affiliates) shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other actions necessary, to ensure that the Company’s Bylaws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which such Shareholder is entitled under this Agreement.

8.2                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shareholder permitted hereunder).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Any Shareholder that ceases to beneficially own any Company Securities shall cease to be bound by the terms hereof (other than as expressly set forth herein or with respect to Section 5.5 or Article 8).

8.3                               Governing Law.  This Agreement and all claims or causes of action that may be based upon, arise out of or relate to this Agreement will be governed by, and construed under and in accordance with, the internal laws of the State of New York, without reference to rules relating to conflicts of laws.

8.4                               Consent to Jurisdiction.

(a)                                 EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ALL STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, WITH RESPECT TO ANY CLAIMS MADE HEREUNDER, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION 8.4 OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(b)                                 EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS.  IN ADDITION, EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION HEREUNDER.

8.5                               Waiver of Jury Trial.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6                               Non-Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Shareholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Shareholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Shareholder or any current or future member of any Shareholder or any current or future director, officer, employee, partner or member of any Shareholder or of any Affiliate or assignee thereof, as such for any obligation of any Shareholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

8.7                               Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.  Each Party to this Agreement agrees that its own facsimile signature will bind it and that it accepts the facsimile signature of each other Party to this Agreement.

8.8                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.9                               Notices.  All notices, requests, consents, demands and other communications under this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid or via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company at the address set forth below the Company’s signature to this Agreement, Attention:  Chief Executive Officer, or at such other address as may have been furnished in writing by the Company to the other parties hereto with copies to Hogan Lovells LLP, 555 13th Street, NW, Washington, DC 20004, attention: Kevin C. Clayton, Esq., TKWD Ventures LLC, at the address set forth on Exhibit B, Ikos, at the address set forth on Exhibit B, and Entrepreneurs’ Fund at the address set forth on Exhibit B; or

If to the Investors at the address set forth below the Investors’ signatures to this Agreement, or at such other address as may have been furnished in writing by such Investors to the Company or the other parties hereto.

If to a Founder, at the address set forth below such Founder’s signature to this Agreement, or at such other address as may have been furnished in writing by such Founder to the Company or the other parties hereto.

If to an Existing Shareholder, at the address set forth below such party’s signature to this Agreement, or at such other address as may have been furnished in writing by such party to the Company or the other parties hereto.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this section.

8.10                        Further Assurances.  Each Party (other than any Fidelity Investor and their respective Affiliates) shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

8.11                        Specific Performance.  Each Party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

8.12                        Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.13                        Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Shareholders holding in excess of fifty percent (50%) of the Shares of the Company (on an as-converted basis) and in excess of fifty percent (50%) of the Series C Shares, Series C-1 Shares, Series C-2 Shares and Series D Shares (collectively on an as-converted basis).  Notwithstanding the foregoing, (i) no provision may be waived or amended if such amendment would adversely, and disproportionately affect (determined after considering and taking into account the relative rights, obligations and preferences of each of the classes and series of Company Securities as compared to each other) the rights or obligations of the holders of the Common Shares, Series A Shares, Series B Shares or Series D Shares without the written consent of the holders of at least a majority of the Common Shares, Series A Shares, Series B Shares or Series D Shares, as the case may be (it being understood that and acknowledged that an increase in the authorized capital stock of the Company (including the authorization and issuance securities senior to existing preferred stock) shall not in and of itself be deemed to be and adverse or disproportionate amendment or alteration within the meaning of this Section 8.13), (ii) Sections 3.1, 3.2, 3.3, 4.5, 5.1, 8.1, and 8.10 may not be amended or waived with respect to the Fidelity Investors without the prior written consent of the Fidelity Investors, (iii) Section 3.4 cannot be waived with respect to the rights of the holders of Series D Shares without the consent of the Shareholders holding in excess of fifty percent (50%) of the Series D Shares unless the holders of the Series D Shares are nonetheless permitted to purchase their relative portion of the applicable issuance of Company Securities; and (iv) Exhibits A, B and C hereto may be amended by the Company from time to time in accordance with Section 8.14 to add information regarding additional Investors, Existing Shareholders and/or Management Shareholders, as applicable, without the consent of the other parties hereto.

8.14                        Additional Shareholders.  Persons or entities that, after the date hereof, (i) purchase Shares at a subsequent closing under the Subscription Agreement, (ii) otherwise acquire Shares of the Company or (iii) are transferred Shares from a Shareholder after the date hereof in accordance with this Agreement, the Charter and the Bylaws of the Company, shall become parties to this Agreement by executing and delivering a Joinder Agreement substantially in the form of Exhibit E hereto, whereupon they shall be deemed (x) an “Investor” if they purchased Shares at a subsequent closing under the Subscription Agreement or (y) an “Existing Shareholder”, except in the case of persons who are employees or members of management of the Company (or any other Persons that acquire Shares pursuant to grants made under the Incentive Plan), who shall be deemed “Management Shareholders”, in each case, for all purposes of this Agreement, and such Investors, Existing Shareholders and Management Shareholders agree that delivery of such executed signature page by such transferee shall be a condition of such transfer.  The Company shall cause Exhibit A, Exhibit B or Exhibit C, as the case may be, to be updated to reflect the name of such Investor, Existing Shareholder or Management Shareholder promptly following such execution of the Joinder Agreement pursuant to this Section 8.14.

8.15                        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

8.16                        Consent of Spouse.  If any individual Shareholder is married on the date of this Agreement and is a resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, or Wisconsin, or the Commonwealth of Puerto Rico, such Shareholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit F hereto (“Consent of Spouse”), effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Shareholder’s Company Securities that do not otherwise exist by operation of law or the agreement of the parties.  If any Shareholder should marry or remarry subsequent to the date of this Agreement, such Shareholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

8.17                        Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the Parties relating to the subject matter hereof, and supercede in their entirety any and all prior and/or contemporaneous agreements, understandings or representations relating to the subject matter hereof, whether written or oral.  No Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

*  *  *

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders’ Agreement as of the date first above written.

OPTINOSE, INC.

By:	/s/ Peter Miller
Name: Peter Miller
Title: Chief Executive Officer

SHAREHOLDERS’ SIGNATURE PAGE

TO SHAREHOLDERS’ AGREEMENT OF OPTINOSE, INC.

INVICTUM AS

By:	/s/ Trond Holland
Name: Trond Holland
Title: CEO
Address:

INSPIRE AS

By:	/s/ Jan-Olaf Willums
Name: Jan-Olaf Willums
Title: CEO
Address:

ENTREPRENEURS’ FUND GENERAL PARTNER LIMITED,
in its capacity as general partner of Entrepreneurs’ Fund LP

By:	/s/ Colin Dow
Name: Colin Dow
Title: Director

By:	/s/ Paul Bradshaw
Name: Paul Bradshaw
Title: Director
Address:

AVISTA CAPITAL PARTNERS II, LP

By:	Avista Capital Partners GP II, LLC, as general partner

	By:	/s/ Ben Silbert
Name: Ben Silbert
Title: General Counsel
Address:

AVISTA CAPITAL PARTNERS (OFFSHORE) II, LP

By:	Avista Capital Partners GP II, LLC, as general partner

	By:	/s/ Ben Silbert
Name: Ben Silbert
Title: General Counsel
Address:

AVISTA CAPITAL PARTNERS (OFFSHORE) II-A, LP

By:	Avista Capital Partners GP II, LLC, as general partner

	By:	/s/ Ben Silbert
Name: Ben Silbert
Title: General Counsel
Address:

LARRY PICKERING

Signed:	/s/ Larry Pickering

Address:

PATRICK O’NEILL

Signed:	/s/ Patrick O’Neill

Address:

TKWD VENTURES LLC

By:	WFD Ventures LLC, its Manager

	By:	/s/ William F. Doyle
Name: William F. Doyle
Title: Manager
Address:

WILLIAM F. DOYLE

	By:	/s/ William F. Doyle
Name: William F. Doyle
Title: Manager
Address:

ROBERT JUNEJA

Signed:	/s/ Robert Juneja

Address:

GWYNETH M. KETTERER

Signed:	/s/ Gwyneth M. Ketterer

Address:

RICHARD L. PERKAL

Signed:	/s/ Richard L. Perkal

Address:

DAVID E. KING

Signed:	/s/ David E. King

Address:

PAUL STEVEN LATTANZIO

Signed:	/s/ Paul Steven Lattanzio

Address:

JOHN DAVID HOWARD

Signed:	/s/ John David Howard

Address:

BODIL M. ARLANDER

Signed:	/s/ Bodil M. Arlander

Address:

PETER MILLER

Signed:	/s/ Peter Miller

Address:

RAMY MAHMOUD

Signed:	/s/ Ramy Mahmoud

Address:

FRANK CLOSURDO

Signed:	/s/ Frank Closurdo

Address:

CARTER GRIFFIN

Signed:	/s/ Carter Griffin

Address:

MICHELE JANIS

Signed:	/s/ Michele Janis

Address:

ROBERT USELLER

Signed:	/s/ Robert Useller

Address:

JAMES T. LENEHAN

Signed:	/s/ James T. Lenehan

Address:

FRANK LEONARD

Signed:	/s/ Frank Leonard

Address:

TERRANCE TERIFAY

Signed:	/s/ Terrance Terifay

Address:

BAKELITTFABRIKKEN HOLDING AS

By:	/s/ Jan Otto Ringdal
Name: Jan Otto Ringdal
Title: Chairman
Address:

HIBAS HOLDING AS

By:	/s/ Erik Ingeberg
Name: Erik Ingeberg
Title: Chairman
Address:

IKOS INVEST AS

By:	/s/ Per Gisle Djupesland
Name: Per Gisle Djupesland
Title: Chairman

By:	/s/ Helena Kyttari Djupesland
Name: Helena Kyttari Djupesland
Title: Board Member
Address:

IKOS SUBSIDIARY AS

By:	/s/ Per Gisle Djupesland
Name: Per Gisle Djupesland
Title: Chairman

By:	/s/ Helena Kyttari Djupesland
Name: Helena Kyttari Djupesland
Title: Board Member
Address:

KIRKEVEIEN 98 I AS

By:	/s/ Jan Otto Ringdal
Name: Jan Otto Ringdal
Title: Chairman
Address:

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Authorized Signatory

FIDELITY GROWTH COMPANY COMMINGLED POOL

By:	Fidelity Management & Trust Co.

By:	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Authorized Signatory

FIDELITY OTC COMMINGLED POOL

By:	Fidelity Management & Trust Co.

By:	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Authorized Signatory

Exhibit A

Fidelity Investors

Investors	Address
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: WAVELENGTH + CO Fidelity Mt.
Vernon Street Trust: Fidelity Series Growth Company Fund

Email: SSBCORPACTIONS@StateStreet.com

Fax number: 617-988-9110

Fidelity Growth Company Commingled Pool	Brown Brothers Harriman & Co. Harborside Financial Center 1150 Plaza Five Jersey City NJ 07311 Attn: Michael Lerman 15th Floor Corporate Actions Email: michael.lerman@bbh.com Fax number: 617 772-2418

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund	BNY Mellon Attn: Stacey Wolfe 525 William Penn Place Rm 0400 Pittsburgh, PA 15259 Email: FidelityCorporateEvents@bnymellon.com Fax number: 412-236-1012

Fidelity OTC Commingled Pool	Brown Brothers Harriman & Co. Harborside Financial Center 1150 Plaza Five Jersey City NJ 07311 Attn: Michael Lerman 15th Floor Corporate Actions Email: michael.lerman@bbh.com Fax number: 617 772-2418

Fidelity Securities Fund: Fidelity OTC Portfolio

The Northern Trust Company

Attn: Trade Securities Processing, C-1N

801 South Canal Street

Chicago, IL 60607

Fidelity Securities Fund: Fidelity OTC Portfolio

Reference Account # F68304

Email: NTINQUIRY@NTRS.COM

Fax number: 312-557-5417

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Joel F. Freedman Facsimile: 617-235-0375

Avista Investors

Investors	Address
Avista Capital Partners II, LP	Avista Capital Holdings, LP 65 E. 55th Street, 18th Floor New York, NY 10022

Avista Capital Partners (Offshore) II, LP	Avista Capital Holdings, LP 65 E. 55th Street, 18th Floor New York, NY 10022

Avista Capital Partners (Offshore) II-A, LP	Avista Capital Holdings, LP 65 E. 55th Street, 18th Floor New York, NY 10022

Other Investors

Investors	Address

Exhibit B

Existing Shareholders

Investors	Address
INSPIRE AS	Postbox 301 1323 Høvik, Norway

IKOS SUBSIDIARY AS	Lybekkveien 5 C 0772 Oslo, Norway

IKOS INVEST AS	Lybekkveien 5 C 0772 Oslo, Norway

INVICTUM AS	Suhms Gate 28, N-0362, Oslo, Norway

SCATEC AS	Sommerrogaten 13-15 0255 Oslo, Norway

BAKELITTFABRIKKEN HOLDING AS	Skogryggveien 5, 0781, Oslo, Norway

KIRKEVEIEN 98 I AS	Skogryggveien 5, 0781, Oslo, Norway

HIBAS HOLDING AS	Vøyenenga, 1313, Norway

REBELIJO INVEST AS	C/O Reidar Langmo, Gyssestadkollen 65 1341 Slependen, Norway

ENTREPRENEURS’ FUND GENERAL PARTNER LIMITED

2nd Floor

Windward House

La Route de la Liberation

St Helier, Jersey

The Channel Islands

Fax: +44 1534 754 510

with a copy to:

Entrepreneurs’ Fund Legal Counsel

4th Floor, Eagle House

108-110 Jermyn Street

London SW1Y 6EE

United Kingdom

TKWD VENTURES LLC	WFD Ventures LLC 1500 Broadway, 29th Floor, New York, NY 10036 Facsimile: (212) 767-7575 Attention: William F. Doyle

Exhibit C

Management Shareholders

PETER MILLER

RAMY MAHMOUD

MICHELE JANIS

ROBERT USELLER

Exhibit D

Shareholdings

See attached.

Exhibit E

Joinder Agreement

This Joinder Agreement (“Joinder Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Second Amended and Restated Shareholders’ Agreement dated as of March 24, 2017 (the “Agreement”) by and among OPTINOSE, INC. (the “Company”) and the parties named therein.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Joinder Agreement, the Transferee agrees as follows:

(a)                                 Acknowledgment.  Transferee acknowledges that Transferee is subject to the terms and conditions of the Agreement.

(b)                                 Agreement.  Transferee (i) agrees that any shares of the Company acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement as an Existing Shareholder, or, if the Transferee is a member of management of the Company, as a Management Shareholder, with the same force and effect as if Transferee were originally a party thereto.

(c)                                  Notice.  Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this                                        day of                                                                  , 20

TRANSFEREE:

By:
[Name]
[Title]
Address:

Exhibit F

CONSENT OF SPOUSE

I, [                    ], spouse of [              ], acknowledge that I have read the Second Amended and Restated Shareholders’ Agreement, dated as of March 24, 2017, to which this Consent is attached as Exhibit F (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding certain rights to certain other holders of Company Securities of the Company upon a proposed Transfer of Company Securities which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any Company Securities subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such Company Securities shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the [  ] day of [                   , 20          ].

Signature

Print Name

SCHEDULE 4.11(a)

Rule 506(d)

(d)     “Bad Actor” disqualification. (1) No exemption under this section shall be available for a sale of securities if the issuer; any predecessor of the issuer; any affiliated issuer; any director, executive officer, other officer participating in the offering, general partner or managing member of the issuer; any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the issuer in any capacity at the time of such sale; any investment manager of an issuer that is a pooled investment fund; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities; any general partner or managing member of any such investment manager or solicitor; or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor:

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A)                  In connection with the purchase or sale of any security;

(B)                  Involving the making of any false filing with the Securities and Exchange Commission (the “Commission”); or

(C)                  Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A)                  In connection with the purchase or sale of any security;

(B)                  Involving the making of any false filing with the Commission; or

(C)                  Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1)                   Association with an entity regulated by such commission, authority, agency, or officer;

(2)                   Engaging in the business of securities, insurance or banking; or

(3)                   Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A)    Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B)    Places limitations on the activities, functions or operations of such person; or

(C)    Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A)    Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the

Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B)    Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii)    Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii)   Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

(2) Paragraph (d)(1) of this section shall not apply:

(i)   With respect to any conviction, order, judgment, decree, suspension, expulsion or bar that occurred or was issued before September 23, 2013;

(ii)  Upon a showing of good cause and without prejudice to any other action by the Commission, if the Commission determines that it is not necessary under the circumstances that an exemption be denied;

(iii)      If, before the relevant sale, the court or regulatory authority that entered the relevant order, judgment or decree advises in writing (whether contained in the relevant judgment, order or decree or separately to the Commission or its staff) that disqualification under paragraph (d)(1) of this section should not arise as a consequence of such order, judgment or decree; or

(iv)     If the issuer establishes that it did not know and, in the exercise of reasonable care, could not have known that a disqualification existed under paragraph (d)(1) of this section.

Instruction to paragraph (d)(2)(iv). An issuer will not be able to establish that it has exercised reasonable care unless it has made, in light of the circumstances, factual inquiry into whether any disqualifications exist. The nature and scope of the factual inquiry will vary based on the facts and circumstances concerning, among other things, the issuer and the other offering participants.

(3) For purposes of paragraph (d)(1) of this section, events relating to any affiliated issuer that occurred before the affiliation arose will be not considered disqualifying if the affiliated entity is not:

(i)            In control of the issuer; or

(ii)           Under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.